SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)        July 16, 2003

Multi-Color Corporation

(Exact Name of Registrant as Specified in Charter)

Ohio	0-16148	31-1125853
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 Walnut Street, Suite 1300, Cincinnati, Ohio	45202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code         513/381-1480

(Former Name or Former Address, if Changed Since Last Report)

Item 5.	Other Events

On July 16, 2003, Multi-Color Corporation (“Company”) announced that it acquired the heat transfer label business and all related proprietary technologies from Tennessee based International Playing Card and Label Co. Inc. (IPC&L). A copy of the press release issued by the Company regarding the purchase is filed herewith as Exhibit 99.1.

Exhibits:

Exhibit No.	Description of Exhibit
99.1	Copy of Press Release, dated July 16, 2003, issued by the Company, publicly announcing the actions reported therein.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 16, 2003	MULTI-COLOR CORPORATION
(Registrant)

	By:	/S/ DAWN H. BERTSCHE
Dawn H. Bertsche
Vice President Finance, Chief Financial Officer